UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 3, 2025

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 3, 2025, Portsmouth Square, Inc. (the “Issuer” or the “Company”) was made aware of a Notice of Termination Event (the “Notice”) issued to Justice Operating Company, LLC (“Justice” or “Borrower”), which is wholly owned subsidiary of Portsmouth Square, Inc. and received by Justice as of that date. The Notice states that the $97 million principal amount in loans made to Justice by various institutional lenders, known as Loan No.: M300801016 / Reference No.: SS57524 and Loan No.: M300801015 / Reference No.: SS57523, a termination event has occurred as a result of Borrower’s failure to pay Lender the entire debt on or before the Forbearance Expiration date of January 1, 2025 under the Forbearance Agreement (the “Forbearance”) dated April 29, 2024. Accordingly, the forbearance as granted by Lender under the Forbearance Agreement has terminated. The Notice states that the lenders shall immediately be entitled to exercise any of the Lender’s rights and remedies under the Forbearance Agreement and the Loan Documents, in equity or at law. The Lender’s rights as a result of such termination, include, but are not limited to, acceleration of the loans, foreclosure on collateral and other rights and remedies under the loan documents and otherwise available under law. The Company cannot predict if or when the Lender will exercise any of these rights and remedies. In an effort to refinance the Hotel’s aforementioned debt, in May 2024, Justice entered into a financing procurement agreement with a global provider of financial advisory services to real estate owners; however, refinancing the company’s hotel debt has been extremely challenging due to obstacles beyond the Company’s control. Justice will endeavor to refinance the aforementioned loans as soon as possible or seek alternative solutions to resolve this situation. Additionally, in October 2024, Justice entered into an agreement with Hart Advisors Group LLC (“Hart”) to assist the Company in the negotiations of loan modifications for its senior and mezzanine loans with maturity date of January 1, 2025. Justice and its mezzanine lender PCCP have submitted proposed loan modification terms to the senior lender’s special servicer LNR Partners, LLC and other parties that are part of the loan. There is no assurance that any negotiations will be resolved in favor of Justice nor do these negotiations in any way limit the lenders’ rights. As of the date of this filing, the outstanding principal and accrued interest, including default interest for senior and mezzanine loans are approximately $78,640,922 and $27,501,893, respectively.

ITEM 9.01	EXHIBITS

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC

Dated: January 10, 2025	By:	/s/ John V. Winfield
Chairman of the Board and Chief Executive Officer